Exhibit 10.3

COMPLETION, PAYMENT AND PERFORMANCE GUARANTY

THIS COMPLETION, PAYMENT AND PERFORMANCE GUARANTY (this “Guaranty”), dated as of July 11, 2006, is made and entered into by ALEXION PHARMACEUTICALS, INC., a Delaware corporation (“Guarantor”), in favor of iSTAR FINANCIAL INC., a Maryland corporation (collectively, with its successors and/or assigns, “Lender”), with an address for notice hereunder of 1114 Avenue of the Americas, 27th Floor, New York, New York 10036.

Background

A. ALEXION MANUFACTURING LLC, a Delaware limited liability company (the “Borrower”) and Lender have entered into that certain Loan Agreement (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), dated of even date herewith, wherein, among other things, Lender has agreed to make, and Borrower has agreed to accept, a loan in an original maximum principal amount up to TWENTY SIX MILLION AND 00/100 DOLLARS ($26,000,000.00) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement. Any capitalized term used but not defined in this Guaranty shall have the meaning ascribed to such term in the Loan Agreement.

B. The Loan is evidenced by a Promissory Note, dated of even date herewith, in the original principal amount of up to $26,000,000.00 (together with any notes given in substitution or exchange from time to time, as such Promissory Note and substitute or exchange notes may, from time to time, be amended, modified, supplemented or restated, the “Note”). The Note is secured by, among other things, a Construction Mortgage Deed, Assignment of Leases and Rents, Security Agreement, and Fixture Filing of even date herewith (as amended, modified, supplemented or restated from time to time, the “Mortgage”).

C. Guarantor is the sole member of Borrower.

D. It is a condition to the making of the Loan that Guarantor execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the Loan, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, Guarantor and its successors and assigns, hereby covenants and agrees with Lender for the benefit of Lender, its endorsees, participants, successors and assigns, as follows:

1. Guaranty.

(a) Scope of Guaranty. Guarantor as a primary obligor and not merely as a surety, hereby absolutely, unconditionally and irrevocably guarantees to Lender the prompt and complete payment (and performance, in the case of non-pecuniary obligations) of all of the Guaranteed Obligations (as defined below) in full, when and as the same shall become due, whether on any due date or performance date or at stated maturity thereof, or by declaration, acceleration or required payment, or upon demand or otherwise (including amounts and performance that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, Title 11, United States Code, as amended (the “Bankruptcy Code”).

Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right that the Lender may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Borrower to pay or perform any of the Guaranteed Obligations when and as the same shall become due (or, as provided below, would have become due), whether at stated maturity or due date or performance date, as the case may be, by required payment or prepayment, declaration, acceleration, demand or otherwise (including without limitation amounts that would have become due, or could have been accelerated, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, whether or not any Creditor has taken any action to enforce or exercise any right or remedy in respect of the Guaranteed Obligations, and interest and fees which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued and become due on, or constituting, such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such amounts in any such bankruptcy proceeding), Guarantor will forthwith pay and perform, or cause to be paid and performed, all Guaranteed Obligations then due (or that would have accrued and/or become due but for the filing of a petition in bankruptcy with respect to Borrower) as aforesaid, and all other Guaranteed Obligations then owed to the Lender as aforesaid.

(b) Obligations Guaranteed. As used in this Guaranty, “Guaranteed Obligations” means, collectively: (1) the prompt and complete payment of the all principal and interest payments and all other amounts, when due, in accordance with the Loan Agreement, including, without limitation, the Loan, whether at stated maturity or otherwise, (2) the payment and performance of all Obligations as defined in the Loan Agreement, as and when due, and (3) all of the obligations, duties and agreements of Borrower under the Loan Agreement and the other Loan Documents relating to the construction, renovation, redevelopment, equipping and furnishing of the Mortgaged Property and the Completion of the Initial Construction Work in accordance with the Project Plans and Specifications, all applicable Legal Requirements and all provisions of the Loan Documents. Without limiting the generality of the foregoing, Guarantor absolutely, irrevocably and unconditionally guarantees to Lender that:

(i) Borrower shall timely construct, renovate, redevelop, equip, furnish and substantially complete and achieve Substantial Completion of Initial Construction Work on or before Required Completion Date in compliance with the Project Plans and Specifications, applicable Legal Requirements and the Loan Documents;

(ii) The Borrower shall keep the Loan “in balance” (as more particularly described in Section 3.2(d) of the Loan Agreement);

(iii) The Borrower shall fully and punctually deposit amounts required to be paid pursuant to the loan balancing provisions of Section 3.2(d) of the Loan Agreement;

(iv) Borrower shall fully and punctually pay and discharge any and all costs and expenses and liabilities incurred for or in connection with the construction, renovation, redevelopment, equipping, furnishing and Completion of Initial Construction Work, when and as the same may become due and payable, and also pay and discharge any and all claims and demands for labor and materials used and services rendered for or in connection with the construction, renovation, redevelopment and Completion Initial Construction Work and/or installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith; and

(v) The Mortgaged Property shall be and remain free and clear of any and all Liens, claims, and demands from any and all Persons furnishing materials, labor or services for or in connection with the construction, equipping, furnishing or completion of the Initial Construction Work and/or the installation of all items of fixtures, furnishings and equipment and other personalty in connection therewith.

(c) Indemnity, Reimbursement and Performance. In the event that Borrower does not fully perform the Guaranteed Obligations, then:

(i) Guarantor shall, within ten (10) days of demand by Lender, perform the Guaranteed Obligations;

(ii) In the event that Guarantor fails to commence performance under the immediately preceding Section l(c)(i) (i) within ten (10) Business Days after Lender’s written demand and to diligently prosecute such performance to completion thereof, and if Lender shall (a) cause any construction, renovation, redevelopment, equipping and furnishing of the Initial Construction Work and the Project Improvements, or takes any action whatsoever toward Completion of the Project, (b) pay any costs in connection with the construction, renovation, redevelopment, equipping and furnishing of the Initial Construction Work or the completion of the Project Improvements, or (c) cause any lien, claim or demand to be released or paid, then Guarantor shall promptly reimburse Lender within ten (10) Business Days after written demand, for all sums paid and all costs and expenses incurred by Lender in connection therewith; and

(iii) Guarantor will fully indemnify, defend and save Lender harmless from all actual out of pocket third party costs and damages (including reasonable attorney’s fees, including any diminution in value) that Lender may suffer by reason of Guarantor’s failure to promptly and fully perform under the immediately preceding Section l(c) (i) and (ii) above. In no event shall the indemnification contained herein include consequential or punitive damages.

(d) Balancing. If, at any time and for any reason, Borrower shall fail to deposit amounts required to be deposited by Section 3.2 of the Loan Agreement within the ten (10) Business Day period provided therein for such payment, then Guarantor shall, within five (5) Business Days after a written request by Lender, deposit with Lender cash in an amount sufficient to cover the deficiency not paid by Borrower. Lender shall hold and apply such deposited cash as provided in the Loan Agreement.

(e) Enforcement Costs. In addition to the foregoing payment obligations, Guarantor further agrees to pay any and all actual out of pocket third party costs and other expenses (the “Enforcement Costs”) that may be paid or incurred directly or indirectly by each of the Lender in, or allocable to, collecting any or all of the Guaranteed Obligations and/or preserving and/or enforcing any rights and remedies under this Guaranty and/or in respect of the Guaranteed Obligations (including, without limitation, all reasonable fees and expenses incurred by the Lender and its respective agents and representatives in connection with any default or event of default, beyond any applicable notice and cure period, relating to, or other breach or violation of, this Guaranty and/or Guaranteed Obligation and, to the extent the Lender from time to time deem it necessary to employ counsel and/or consultants for any purpose relating to this Guaranty and/or any Guaranteed Obligation, the reasonable fees and expenses of such counsel and/or consultants). For purposes of this paragraph, the term “counsel” includes attorneys who are employees of Lender acting as counsel for Lender, and the terms “costs and expenses” and “fees and expenses” shall include, without limitation, the fees charged by Lender for its in-house counsel provided such fees are within the range of fees charged by attorneys of similar experience at medium to large sized law firms located in the City of Chicago, Illinois.

(f) Maximum Amount of Guaranty. Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

(g) Continuing Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and performance. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after Guarantor’s dissolution (in which event this Guaranty shall be binding upon Guarantor’s successors and assigns). It is the intent of Guarantor that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully, finally and indefeasibly satisfied, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. Each and every default, beyond any applicable notice and cure period, in payment of any amounts due or performance of any obligation required under this Guaranty shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, or, in the discretion of Lender, may be brought as a consolidated suit or suits.

2. Waivers.

(a) Guarantor hereby assents to all terms and agreements heretofore or hereafter made by Borrower with the Lender, and, to the fullest extent permitted by applicable law, waives notice of:

(i) Any loans or advances made by the Lender to Borrower under the Loan Documents;

(ii) The present existence or future incurring of any of the indebtedness pursuant to the Note or any future modifications thereof or any terms or amounts thereof or any Guaranteed Obligations or any terms or amounts thereof;

(iii) The obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the indebtedness evidenced by the Note, or any Guaranteed Obligations; and

(iv) Notice of protest, default, notice of intent to accelerate and notice of acceleration in relation to any instrument relating to the indebtedness evidenced by the Note or any Guaranteed Obligations.

(b) Guarantor hereby waives, to the fullest extent permitted by applicable law, any rights and defenses which such Guarantor might have as a result of any representation, warranty or statement made by the Lender or its agents to such Guarantor in order to induce Guarantor to execute this Guaranty.

(c) Regardless of whether Guarantor may have made any payments to the Lender, until the Loan is indefeasibly paid in full and except as set forth in Section 10 hereof, Guarantor hereby waives, to the fullest extent permitted by applicable law: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from Borrower or any other party for any sums paid to the Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Lender may have against Borrower, and (iii) all rights to participate in any security now or later to be held by the Lender for the Loan.

(d) Guarantor further waives, to the fullest extent permitted by applicable law, any defense to the recovery by the Lender against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon Creditor’s election of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty by virtue of any “anti-deficiency” statutes and their application following a non- judicial foreclosure sale.

3. Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives, to the fullest extent permitted by applicable law, any rights and defenses (excluding the rights to notice, if any, as herein provided or as required by law) which Guarantor might have otherwise as a result of or in connection with any of the following:

(a) any and all extensions, modifications, adjustments, indulgences, forbearances or compromises that might be granted or given by the Lender to Borrower, including, without limitation, any and all amendments, modifications, supplements, extensions or restatements of any of the Loan Documents;

(b) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the indebtedness evidenced by the Note or any Guaranteed Obligations; or any dissolution, consolidation or merger of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the ownership, partners or members of Borrower or Guarantor;

(c) the invalidity, illegality or unenforceability of all or any part of the indebtedness evidenced by the Note or any Guaranteed Obligations, or any document or agreement executed in connection with the indebtedness evidenced by the Note or any Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that the indebtedness evidenced by the Note, or any part thereof exceeds the amount permitted by law, the act of creating the indebtedness evidenced by the Note or any Guaranteed Obligations or any part thereof is ultra vires, the representatives executing the Note or the other Loan Documents or otherwise creating the indebtedness evidenced by the Note or any Guaranteed Obligations acted in excess of their authority, the indebtedness evidenced by the Note violates applicable usury laws, Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the indebtedness evidenced by the Note or any Guaranteed Obligations wholly or partially uncollectible from Borrower, the creation, performance or repayment of the indebtedness evidenced by the Note or any Guaranteed Obligations is illegal, uncollectible, legally impossible or unenforceable, or any of the other Loan Documents pertaining to the indebtedness evidenced by the Note or any Guaranteed Obligations are irregular or not genuine or authentic; provided, however, the foregoing shall not prohibit Guarantor from (i) asserting a defense of performance, (ii) asserting a compulsory counterclaim on an action brought under this Guaranty, or (iii) subject to the remaining terms of the Loan Documents, bringing a separate action against Lender for breaches of Lender’s obligations under the Loan Documents;

(d) the taking or accepting of any other security, collateral or guaranty, or other assurance of the payment, for all or any of the indebtedness evidenced by the Note or any Guaranteed Obligations;

(e) any release, surrender or exchange of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the indebtedness evidenced by the Note or the Guaranteed Obligations;

(f) the failure of the Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(g) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the indebtedness evidenced by the Note or Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the indebtedness evidenced by the Note or the Guaranteed Obligations; or

(h) any payment by Borrower to the Lender is held to constitute a preference under the Bankruptcy Code, or for any reason the Lender is required to refund such payment or pay such amounts to such Borrower, or any other Person.

It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of all Guaranteed Obligations.

4. Payment by Guarantor. If the Guaranteed Obligations, or any part thereof, are not punctually paid or performed (following the expiration of any applicable notice and cure periods), as the case may be, Guarantor shall, immediately within ten (10) days of demand and without protest or notice of protest, pay the amount due thereon to the Lender, at its address set forth above or as otherwise designated by the Lender. Such demand(s) may be made at any time coincident with or after the time for payment or performance of all or part of the Guaranteed Obligations. Such demand shall be deemed made if given in accordance with Section 18 hereof. It shall not be necessary for the Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or exhaust its remedies against Borrower, or others liable to pay or perform such Guaranteed Obligations, or to enforce its rights against any security which shall ever have been given to secure the Guaranteed Obligations. The Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the indebtedness evidenced by the Note or Guaranteed Obligations.

5. Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any indebtedness owed by Borrower to the Lender by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty, and the rights of the Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by the Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees hereafter executed and delivered to the Lender by Guarantor in favor of the Lender relating to the indebtedness and obligations of Borrower to the Lender, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

6. Application of Payments. If, at any time, there is any indebtedness or obligations (or any portion thereof) of Borrower to the Lender which is not guaranteed by Guarantor, the Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by the Lender from collateral or security held by the Lender first to the payment of such unguaranteed indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the indebtedness or obligations guaranteed by Guarantor.

7. Suits, Releases of Settlements with Others. Guarantor agrees that the Lender, in its sole discretion, may bring suit against any other guarantor without impairing the rights of the Lender or its successors and assigns against Guarantor or any other guarantor of the Guaranteed Obligations; and the Lender may settle or compromise with such other guarantor for such sum or sums as the Lender may see fit and release such other guarantor from all further liability to the Lender, all without impairing its rights against Guarantor.

8. Warranties, Representations and Covenants.

(a) Guarantor warrants and represents, as follows:

(i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty, the making of the Loan and the entering into and execution of the Loan Agreement and the Loan Documents in connection therewith;

(ii) Guarantor is familiar with, and has independently reviewed the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment and performance of the indebtedness evidenced by the Note and the Guaranteed Obligations, and Guarantor assumes full responsibility for keeping fully informed as to such matters in the future; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty; and

(iii) All financial statements concerning Guarantor which have been or will hereafter be furnished by Guarantor or Borrower to the Lender pursuant to the Loan Documents, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein, to the extent the Lender approves such disclosure; provided that the Lender’s approval shall not be required so long as (a) Guarantor is a reporting company under the Exchange Act, and (b) Guarantor’s financial statements are audited by a so-called “Big-4” accounting firm) and, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

(iv) No ERISA Affiliate of Guarantor maintains or contributes to, or has any obligation under, any Employee Benefit Plans. Guarantor is not an “employee benefit plan” (within the meaning of section 3(3) of ERISA) to which ERISA applies and Guarantor’s assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Guarantor’s knowledge, threatened against Guarantor. Guarantor has no knowledge of any material liability incurred by Guarantor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Guarantor’s assets pursuant to section 412 of the Code or sections 302 or 4068 of ERISA. The Loan, the execution, delivery and performance of the Loan Documents and the transactions contemplated by this Guaranty do not constitute a non-exempt prohibited transaction under ERISA or the Code. Guarantor is an “operating company” as defined in ERISA.

(v) As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is and expects to be solvent at all times, and has and expects to have assets at all times which, fairly valued, exceed his or its obligations, liabilities and debts, and has and expects to have property and assets at all times sufficient to satisfy and repay its obligations and liabilities.

(b) Guarantor covenants and agrees that, for so long as this Guaranty remains in effect, Guarantor shall not liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

9. Subordination. If, for any reason Borrower is now or hereafter becomes indebted to Guarantor (such indebtedness and all interest thereon being referred to as the “Affiliated Debt”), such Affiliated Debt shall, at all times, be subordinate in all respects to the full payment and performance of the obligations evidenced by the Note, and Guarantor shall not be entitled to enforce or receive payment thereof until all of the obligations evidenced by the Note have been fully paid. Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charge or other encumbrances upon Borrower’s assets securing the payment of the obligations evidenced by the Note and Guaranteed Obligations, and without the prior written consent of the Lender, Guarantor shall not exercise or enforce any creditor’s rights of any nature against Borrower to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower as a debtor, to the fullest extent permitted by law, the Lender shall have the right and authority, either in its own name or as attorney-in-fact for Guarantor, to file such proof of debt claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder.

10. Waiver of Subrogation. Notwithstanding any other provision of this Guaranty to the contrary, until the Loan is indefeasibly paid in full, Guarantor hereby waives any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the obligations that arise from the existence or performance of Guarantor’s obligations under this Guaranty (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of the Lender against Borrower or any security or collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute (including the Bankruptcy Code or any successor or similar statute) or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when the Guaranteed Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Borrower to the Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Guarantor shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as the Lender, in its sole and absolute discretion, shall determine. The foregoing waivers shall be effective until the Guaranteed Obligations have been paid and performed in full.

11. Impairment of Subrogation Rights; Waivers of Rights Under the Anti-Deficiency Rules.

(a) Guarantor agrees that upon the occurrence and during the continuance of an Event of Default under the Loan Documents, the Lender in its sole discretion, without prior notice to or consent of Guarantor, may elect to (i) foreclose either nonjudicially or judicially against any real or personal property security (including, without limitation, the Mortgaged Property) it holds for the obligations evidenced by the Note or any Guaranteed Obligations, or any part thereof, (ii) accept any transfer or assignment of any such security in lieu of foreclosure, (iii) compromise or adjust any part of such obligations, or (iv) make any other accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower or any collateral or security. No such action by the Lender will release or limit the liability of Guarantor to the Lender, who shall remain liable under this Guaranty after the action, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other person for any sums paid to the Lender or Guarantor’s rights of subrogation, contribution, or indemnity against Borrower or any other person. Without limiting the foregoing, it is understood and agreed that on any foreclosure or assignment in lieu of foreclosure of any collateral or security held by the Lender, such security will no longer exist and that any right that Guarantor might otherwise have, on full payment of the Guaranteed Obligations by Guarantor to the Lender, to participate in any such security or to be subrogated to any rights of the Lender with respect to any such security will be nonexistent; nor shall Guarantor be deemed to have any right, title, interest or claim under any circumstances in or to any real or personal property held by the Lender or any third party following any foreclosure or assignment in lieu of foreclosure of any such security.

(b) Guarantor understands and acknowledges that if the Lender forecloses judicially or nonjudicially against any real property security for Borrower’s obligations, such foreclosure could impair or destroy any right or ability that Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty.

(c) Without limiting the foregoing, Guarantor waives, to the fullest extent permitted by applicable law, all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, may adversely affect Guarantor’s rights of subrogation and reimbursement against Borrower.

(d) Guarantor intentionally, freely, irrevocably and unconditionally waives and relinquishes, to the fullest extent permitted by applicable law, all rights which may be available to it under any provision of applicable law to limit the amount of any deficiency judgment or other judgment which may be obtained against Guarantor under this Guaranty to not more than the amount by which the unpaid Guaranteed Obligations plus all other indebtedness due from Borrower under the Loan Documents exceeds the fair market value or fair value of any real or personal property securing said obligations and any other indebtedness due from Borrower under the Loan Documents, including, without limitation, all rights to an appraisement of, judicial or other hearing on, or other determination of the value of said property. Guarantor acknowledges and agrees that, as a result of the foregoing waiver, the Lender may be entitled to recover from Guarantor an amount which, when combined with the value of any real or personal property foreclosed upon by the Lender (or the proceeds of the sale of which have been received by the Lender) and any sums collected by the Lender from Borrower or other Persons, might exceed the amount of the Guaranteed Obligations plus all other indebtedness due from Borrower under the Loan Documents.

(e) Guarantor understands and agrees that the Lender may have the ability to pursue Guarantor for a judgment on the Guaranteed Obligations without having first foreclosed on the real property security for such Guaranteed Obligations, that the Lender may have the ability to sue Guarantor for a deficiency judgment on the Guaranteed Obligations after a non-judicial foreclosure sale or, regardless of any election of remedies by the Lender, if the Guaranteed Obligations or any of the other indebtedness of Borrower to the Lender under the Loan Documents is considered to have been provided by a vendor to a buyer and to evidence part of the purchase price for the real property security, and that the Lender may be able to recover from Borrower an amount which, when combined with the fair market value of the property acquired by the Lender in a foreclosure sale or the proceeds of the foreclosure sale received by the Lender, might exceed the amount of the Guaranteed Obligations due and owing by Guarantor and the amounts payable under the Loan Documents.

(f) Without limiting any of the other waivers and provisions set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property; this means, among other things: (a) the Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (b) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (c) the Lender may collect from Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the indebtedness evidenced by the Note is secured by real property.

Notwithstanding the foregoing or any provisions of Section 11(a) hereof, nothing contained in this Guaranty shall in any way be deemed to imply that any other state’s law other than the law of the State of New York shall govern this Guaranty or any of the Loan Documents in any respect, except as expressly set forth therein, including with respect to the exercise of the Lender’s remedies under the Loan Documents.

Notwithstanding any other provision herein to the contrary, upon the indefeasible payment in full of the Note, Guarantor shall have all rights of subrogation available at law or in equity.

12. Benefit. This Guaranty is for the benefit of the Lender, its successors and assigns, and in the event of an assignment by the Lender, its successors and assigns, of the obligations evidenced by the Note, or any part or parts thereof, the rights and benefits hereunder, to the extent applicable to the obligations so assigned, shall be transferred with such obligations.

13. No Release if Preference, Refund, Etc. In the event any payment by Borrower to the Lender is determined to be a preferential payment under any applicable bankruptcy or insolvency laws, or if for any reason the Lender is required to refund part or all of any payment or pay the amount thereof to any other party, such repayment by the Lender to Borrower shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to the Lender upon demand to the extent such amount constitutes a Guaranteed Obligation.

14. Right of Set-Off. In addition to any other rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon Guarantor’s failure to pay the Guaranteed Obligations, within ten (10) days of demand by the Lender, the Lender is hereby authorized at any time and from time to time, without notice to Guarantor or to any other person, to set off and to appropriate and to apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of Guarantor against or on account of the obligations evidenced by the Note.

15. Consent to Use of Logo. Guarantor hereby consents to the use by the Lender of Guarantor’s logo, solely for the purpose specified, and in accordance with the terms and conditions set forth, in Section 11.12 of the Loan Agreement.

16. GOVERNING LAW. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, GUARANTOR AND LENDER AGREE THAT THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (with request for confirmation) or sent by overnight courier service or United States registered mail return receipt requested, postage prepaid. Any notice so given shall be deemed effective upon delivery or on refusal or failure of delivery during normal business hours. Notices shall be addressed to the parties at the following addresses or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 17.

If to Guarantor:	Alexion Pharmaceuticals, Inc.
352 Knotter Drive
Cheshire, Connecticut 06410
Attn: Vikas Sinha
Telephone: (203) 271-8309
Facsimile: (203) 271-8198
E-mail: sinhav@alxn.com

With a copy to:	Eiseman Levine Lehrhaupt & Kakoyiaraiis, P.C.
805 Third Avenue, 10th Floor
New York, New York 10022
Attn: Jonathan Eiseman, Esq.
Telephone: (212) 752-1000
Facsimile: (212) 355-4608

If to Lender:	iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
Attn: Chief Operating Officer
Telephone: 212-930-9400
Facsimile: 212-930-9494

With a copy to:	iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York 10036
Attn: Nina B. Matis, Esq./General Counsel
Telephone: 212-930-9406
Facsimile: 212-930-9492

With a copy to:	iStar Asset Services Inc.
180 Glastonbury Boulevard, Suite 201
Glastonbury, Connecticut 06033
Attn: President
Telephone: 860-815-5900
Facsimile: 860-815-5901

With a copy to:	Katten Muchin Rosenman
525 West Monroe Street
Chicago, Illinois 60661-3693
Attn: Gregory P.L. Pierce, Esq.
208972-00540
Telephone: 312-902-5541
Facsimile: 312-902-1061

18. Consent of Jurisdiction/Service of Process. IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, GUARANTOR AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR AND LENDER ACCEPT FOR ITSELF, RESPECTIVELY, AND IN CONNECTION WITH

THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. GUARANTOR ACKNOWLEDGES AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING WILL BE DEEMED EFFECTIVE. SERVICE OF PROCESS ON GUARANTOR SHALL BE MADE IN ACCORDANCE WITH THE LAWS GOVERNING AT THE TIME OF SERVICE TO THE ADDRESS IN SECTION 17 ABOVE OR AT SUCH OTHER ADDRESS AS SUCH GUARANTOR MAY HAVE FURNISHED AS TO ITSELF TO THE SERVING PARTY BY LIKE NOTICE, OR TO THE LAST KNOWN ADDRESS OF SUCH GUARANTOR PROVIDED THEREUNDER.

19. WAIVER OF JURY TRIAL. GUARANTOR AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. GUARANTOR AND THE LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF GUARANTOR OR THE LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND THE LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR AND THE LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20. Expenses. Guarantor agrees to fully and punctually pay all actual out of pocket third party costs and expenses, including, without limitation, reasonable attorneys’ fees, court costs and costs of appeal, which Lender may incur in enforcing and collecting the Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day and year first above written.

GUARANTOR:

ALEXION PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ David Kaiser
Name:	David Kaiser
Title:	President & COO